NON-EMPLOYEE DIRECTOR STOCK GRANT AGREEMENT
PURSUANT TO THE
TAKE-TWO INTERACTIVE SOFTWARE, INC.
2017 STOCK INCENTIVE PLAN
(Last Updated September 2017)
W I T N E S S E T H:
WHEREAS, Take-Two Interactive Software, Inc. (the “Company”) has adopted the Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan (the “Plan”), a copy of which has been delivered to all Non-Employee Directors to whom an award has been granted pursuant to the Plan (each, a “Participant”), which is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”);
WHEREAS, the Participant has elected to receive fully vested shares of Stock (also referred to herein as the “Shares”) in lieu of all or a portion of the cash portion of the Participant’s quarterly Board compensation; and
WHEREAS, pursuant to Section 10 of the Plan, the Committee may grant to Non-Employee Directors Stock as an “Other Stock-Based Award.”
NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Grant of Shares. The Company granted to the Participant a certain number of Shares effective as of the date (the “Grant Date”) set forth in a separate written communication from the Company to the Participant (the “Notice of Equity Grant”). The number of Shares granted to the Participant is set forth on the Fidelity website identified in the Notice of Equity Grant. If the Participant is a new director, to the extent required by law, the Participant shall pay to the Company the par value ($0.01) for each Share awarded to the Participant simultaneously with the execution of this Agreement. The Shares shall be fully vested as of the Grant Date.
2.    Taxes. The Participant shall be solely responsible for all applicable foreign, federal, state, provincial and local taxes with respect to the Shares.
3.    Securities Representations. The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.
By accepting the Shares, the Participant will be deemed to have acknowledged, represent and warrant that:
(a)    the Participant has been advised that the participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act, currently or at the time the Participant desires to sell the Shares, and in this connection the Company is relying in part on the Participant’s representations set forth in this section.
(b)    if the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).
(c)    if the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.
4.    No Obligation to Continue Service. This Agreement is not an agreement of employment or consulting services. This Agreement does not guarantee that the Company or its Affiliates will retain, or continue to retain the Participant as a director or in any other capacity, nor does it modify in any respect the Company or its Affiliate’s right to terminate or modify the Participant’s service or compensation.
5.    Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Shares provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.
6.    Uncertificated Shares. Notwithstanding anything else herein, to the extent permitted under applicable foreign, federal or state law, the Company may issue the Shares in the form of uncertificated shares. Such uncertificated Shares shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant. If thereafter certificates are issued with respect to the uncertificated Shares, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Agreement.
7.    Rights as a Stockholder. The Participant shall have all rights of a stockholder with respect to the Shares.
8.    Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan. By accepting the Stock, the Participant will be deemed to have acknowledged receiving and reading a copy of the Plan and agreeing to comply with it, this Agreement and all applicable laws and regulations. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement and the Plan contain the entire understanding of the parties with respect to the subject matter hereof and supersede any prior agreements between the Company and the Participant with respect to the subject matter hereof.
9.    Notices. Any notice or communication given hereunder (each a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by United States mail (registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:
If to the Company, to:
Take-Two Interactive Software, Inc.
622 Broadway
New York, New York 10012
Attention: General Counsel
Facsimile: 646-536-2923
If to the Participant, to the address for the Participant on file with the Company;
or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party. Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).
10.    Acceptance. Unless the Participant renounces the Stock by completing and returning the form of renunciation attached hereto as Exhibit A within 10 days from the date the Participant receives this Agreement (or such other period as the Committee shall provide), the Participant will be deemed to have accepted the Stock on the tenth day from the date the Participant receives this Agreement (or such other period as the Committee shall provide). If the Participant renounces the Stock in accordance with the preceding sentence, this Agreement shall be null and void ab initio, this award of Stock shall not be valid, and the Participant will instead receive the Participant’s quarterly Board compensation in cash.
11.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
12.    Arbitration. All disputes and claims of any nature that the Participant (or the Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan or this Agreement must be submitted solely and exclusively to binding arbitration in accordance with the then-current employment arbitration rules and procedures of the American Arbitration Association (AAA) to be held in New York, New York. All information regarding the dispute or claim and arbitration proceedings, including any settlement, shall not be disclosed by the Participant or any arbitrator to any third party without the written consent of the Company, except with respect to judicial enforcement of any arbitration award. Any arbitration claim must be brought solely in the Participant’s (or the Participant’s transferee’s or estate’s) individual capacity and not as a claimant or class member (or similar capacity) in any purported multiple-claimant, class, collective, representative or similar proceeding, and the arbitrator may not permit joinder of any multiple claimants and their claims without the express written consent of the Company. Any arbitrator selected to adjudicate the claim must be knowledgeable in the industry standards and practices, and, by signing this Agreement, the Participant will be deemed to agree that any claims pursuant to the Plan or this Agreement is inherently a matter involving interstate commerce and thus, notwithstanding the choice of law provision included herein, the Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitrator shall not be permitted to award any punitive or similar damages, but may award attorney’s fees and expenses to the prevailing party in any arbitration. Any decision by the arbitrator shall be binding on all parties to the arbitration.
13.    Amendment. The Board or the Committee may, subject to the terms of the Plan, at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement and may also suspend or terminate this Agreement subject to the terms of the Plan. Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing by the party against whom it is sought to be enforced.
14.    Miscellaneous.
(a)    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.
(b)    The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.
TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:

    Name:

    Title:

    Date:

    (Participant)
Date:

EXHIBIT A
FORM OF RENUNCIATION
I, the undersigned, being the Participant mentioned in the Notice of Equity Grant, renounce the Stock granted to me by that notice and the Stock Grant Agreement.

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Signature (Participant)	Date

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